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                                                              Exhibit 3.1.1

                              ARTICLES OF AMENDMENT
                    OF THE RESTATED ARTICLES OF INCORPORATION
                                 CONTAINING THE
                   STATEMENT OF RIGHTS AND PREFERENCES OF THE
                            SERIES B PREFERRED STOCK
                                       OF
                           TULLY'S COFFEE CORPORATION

     These Articles of Amendment containing the Statement of Rights and Preferences of the Series B Preferred Stock of Tully's Coffee Corporation, a Washington corporation (the "Corporation"), are herein executed by the Corporation, pursuant to the provisions of RCW 23B.01.200, 23B.06.020, and RCW 23B.10.060, as follows:

     1. The name of the Corporation is Tully's Coffee Corporation.

     2. A copy of the resolution of the Board of Directors of the Corporation amending the Restated Articles of Incorporation of the Corporation to establish and designate the rights and preferences of the Series B Preferred Stock of the Corporation is attached hereto as ATTACHMENT A and is incorporated herein by this reference.

     3. The date of the adoption of the amendment by the Board of Directors was June 21, 2000.

     4. The amendment to the Restated Articles of Incorporation were duly approve by the Board of Directors of the Corporation, and shareholder action was not required.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment in an official and authorized capacity under penalty of perjury this _____ day of June, 2000.

                                         TULLY'S COFFEE CORPORATION


                                         By:
                                            -----------------------------
                                            Stephen R. Griffin, Secretary


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                                  ATTACHMENT A


         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Restated Articles of Incorporation, there shall be established a series of the Corporation's preferred stock consisting of 8,000,000 shares, no par value, to be designated as the "Series B Preferred Stock", and that the relative rights and preferences of the shares of the Series B Preferred Stock shall be as set forth in the Series B Rights and Preferences of the Series B Preferred Stock attached as EXHIBIT A.

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                                    EXHIBIT A


                         SERIES B RIGHTS AND PREFERENCES









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